As filed with the Securities and Exchange Commission on August 21, 2008
                     Registration No. 333-46068
================================================================

        UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C. 20549

                 POST-EFFECTIVE AMENDMENT NO. 1
                               TO
                            FORM S-8
     REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                 DYNASIL CORPORATION OF AMERICA
     (Exact name of registrant as specified in its charter)

     Delaware                                     22-1734088
(State  or other                                (IRS Employer
jurisdiction of                                Identification No.)
 organization)

                         385 Cooper Road
                      West Berlin, NJ 08091
                         (856) 767-4600
            (Address of Principal Executive Offices)

                    1996 STOCK INCENTIVE PLAN
                    1999 STOCK INCENTIVE PLAN
                  EMPLOYEE STOCK PURCHASE PLAN
                    (Full title of the plan)

                         Craig T. Dunham
              President and Chief Executive Officer
                 Dynasil Corporation of America
                         385 Cooper Road
                      West Berlin,NJ 08091
                         (856) 767-4600
 (Name, address, telephone number, including area code, of agent for service)
                         with a copy to:
                      Gerald Chalphin, Esq.
                   427 E. Mt. Pleasant Avenue
                     Philadelphia, PA 19119
                         (215) 248-1113

                 CALCULATION OF REGISTRATION FEE
                    Proposed         Proposed
                    Maximum          Maximum
Title of Securities  Amount          Offering  Aggregate  Amount of
 to be Registered    to be           Price     Offering   Registration
                    Registered(1)    Per Unit  Price      Fee
-----------------------------------------------------------------------

Common Stock,
$.0005 par
value (2)(3)         900,000 shares   $2.25     $2,025,000     $276.00
Common Stock,
$.0005 par
value (2)(4)         300,000 shares   $2.25     $  675,000     $ 92.00

TOTAL REGISTRATION FEE                                         $368.00

(1) Together with an indeterminate number of additional shares that may be necessary to adjust the number of shares reserved for issuance under the Dynasil Corporation of America 1999 Stock Incentive Plan and Employee Stock Purchase Plan as a result of any future stock split, stock dividend or similar adjustment of the outstanding Common Stock.

(2) Estimated pursuant to Rule 457(h) of the Securities Act solely for the purpose of calculating the registration fee, and based upon the $2.25 per share average of the bid and asked price for the registrant's common stock on the over the counter market on August 15, 2008 (a date within five business days prior to the date of filing the Registration Statement).

(3) Shares to be issued pursuant to the Dynasil Corporation of America 1999 Stock Incentive Plan

(4) Shares to be issued pursuant to the Dynasil Corporation of America Employee Stock Purchase Plan

     This Post-Effective Amendment No. 1 to the Registration Statement on Form S-8 ("Registration Statement") incorporates by reference the contents and information set forth in the Registration Statement, Registration No. 333-46068 on Form S-8 filed with the Securities and Exchange Commission on September 19, 2000, pursuant to which the Company registered an aggregate of 650.000 shares of the Company's common stock, $0.0005 par value per share.

     On January 18, 2005, the Registrant increased the number of shares available under the 1999 Stock Incentive Plan by 900,000 shares and the number of shares available under its Employee Stock Purchase Plan by 300,000. This Post-Effective Amendment increases the total number of shares under the 1999 Stock Incentive Plan registered under the Registration Statement to 1,350,000 and the total number of shares under the Employee Stock Purchase Plan registered under to Registration Statement to 403,535.

Item 8. Exhibits.

Exhibit Number Description

5         Opinion of Gerald Chalphin, Esq.

23(a)     Consent of Gerald Chalphin, Esq. (included in
          Exhibit 5 to this Registration Statement)

23(b)     Consent of Haefele, Flanagan & Co., p.c.

                           SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to its registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of West Berlin, State of New Jersey on August 21, 2008.

                             DYNASIL CORPORATION  OF AMERICA


                             By: /s/ Craig T. Dunham
                                 --------------------
                                 Name:  Craig T. Dunham
                                 Title: President and
                                 Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement or post-effective amendment thereto, has been signed below by the following persons in the capacities and on the 21st day of August, 2008.

Signature                Title

/s/ Craig T. Dunham*     President and Chief Executive Officer
-----------------------
Craig T. Dunham

/s/ Laura Lunardo        Principal Financial Officer
-----------------------
Laura Lunardo

/s/ Eugene Talerico      Principal Accounting Officer
-----------------------
Eugene Talerico

                         Director
-----------------------
James Saltzman


/s/ Cecil Ursprung*      Director
-----------------------
Cecil Ursprung


/s/ Peter Sulick*        Director
-----------------------
Peter Sulick


* pursuant to Power of Attorney

                          EXHIBIT INDEX

Exhibit No.    Description of Document


5              Opinion of Gerald Chalphin, Esq.

23(a)          Consent   of  Haefele,  Flanagan  &  Co.,   p.c.,
               Independent Public Accountants

23(b)          Consent  of  Gerald Chalphin  (included  in
               Exhibit 5)

24             Powers of Attorney